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                                                                    EXHIBIT 32.A



                           CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report on Form 10-Q for the period ending June 30, 2003, of GulfTerra Energy Partners, L.P. (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert G. Phillips, Chairman of the Board and Chief Executive Officer, certify (i) that the Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
(ii) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                     /s/ Robert G. Phillips
                                     -------------------------------------------
                                     Robert G. Phillips
                                     Chairman of the Board and
                                     Chief Executive Officer
                                     (Principal Executive Officer)
                                     GulfTerra Energy Company L.L.C., general
                                     partner of GulfTerra Energy Partners, L. P.

                                     August 12, 2003


A signed original of this written statement required by Section 906 has been provided to GulfTerra Energy Partners, L.P. and will be retained by GulfTerra Energy Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.